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                             STOCKHOLDERS AGREEMENT

                                 by and between

                         PROMETHEUS SOUTHEAST RETAIL LLC

                                       and

                             FAC REALTY TRUST, INC.


                                   dated as of

                                February 24, 1998




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                  THIS STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of
February 24, 1998 is made by and between Prometheus Southeast Retail LLC ("Buyer"), an affiliate of Lazard Freres Real Estate Investors, LLC ("LFREI"), and FAC Realty Trust, Inc., a Maryland corporation (the "Company"). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as hereinafter defined).


                                    RECITALS:

                  WHEREAS, the Company and Buyer have entered into a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which the Company has agreed to sell, and Buyer has agreed to purchase, certain shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), together with Contingent Value Rights, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, it is a condition to the transactions contemplated by the Stock Purchase Agreement and the parties believe it to be in their best interests that they enter into this Agreement and provide for certain rights and restrictions with respect to the investment by Investor (as hereinafter defined) in the Company and the corporate governance of the Company;

                  WHEREAS, the Company and Buyer believe that the combination in a strategic partnership of the leadership, expertise and experience in retail development and operations of the Company and the investment and capital markets expertise and access to capital of Buyer and its Affiliates will significantly enhance the Company's ability to pursue its growth and operating strategies; and

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following respective meanings:

                  Section 1.1 "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the 1934 Act, and as in effect on the date hereof.



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                  Section 1.2 "Aggregate Purchase Price" shall mean, on any
date, the amount equal to the aggregate consideration paid by Buyer on and prior to such date in connection with the purchase of the Purchased Shares pursuant to the Stock Purchase Agreement.

                  Section 1.3 "Agreement" shall have the meaning set forth in the first paragraph hereof.

                  Section 1.4 "Approval Rights Termination Date" shall mean the first date on which the ratio (expressed as a percentage) of (i) the sum of (A) the remaining Investment of Investor (and any transferee or assignee of Investor or any group of transferees or assignees) on such date and (B) the remaining Commitment to Invest of Investor (or any transferee or assignee of Investor or group of transferees or assignees) on such date to (ii) the sum of (A) the Fair Market Value of all Company Stock outstanding, as measured on such date, and (B) the Fair Market Value of all OP Units outstanding, as measured on such date, is less than 15%.

                  Section 1.5 "Beneficially Own" shall mean, with respect to any security, having direct or indirect (including through any Subsidiary or Affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the 1934 Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that all of the shares of Company Common Stock which Buyer has agreed to purchase under the Stock Purchase Agreement but which have not yet been purchased shall be deemed to be Beneficially Owned by Investor until the Remaining Equity Ownership is zero.

                  Section 1.6 "Board" shall mean the board of directors of the Company.

                  Section 1.7 "Buyer" shall have the meaning set forth in the first paragraph hereof.

                  Section 1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

                  Section 1.9 "Commitment to Invest" shall mean, for any person and on any date, the product of (A) the number of shares of Company Common Stock such person is committed to purchase from the Company under the Stock Purchase Agreement on or after such date and (B) the Fair Market Value of the Company Common Stock on such date.

                  Section 1.10 "Company" shall have the meaning set forth in the first paragraph hereof.

                  Section 1.11 "Company Charter" shall have the meaning set forth in the Stock Purchase Agreement.

                  Section 1.12 "Company Common Stock" shall have the meaning set forth in the second paragraph hereof.



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                  Section 1.13 "Company Stock" shall mean, collectively, the
Company Common Stock and other shares of capital stock of the Company.

                  Section 1.14 "Company Stock Equivalents" shall have the meaning set forth in Section 3.2(e).

                  Section 1.15 "Control" shall mean with respect to any person, the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" shall have a correlative meaning.

                  Section 1.16 "Declaration Date" shall have the meaning set forth in Section 3.3(b).

                  Section 1.17 "Director" shall mean a member of the Board.

                  Section 1.18 "Eligible Securities" shall have the meaning set forth in Section 3.3.

                  Section 1.19 "Executive Committee" shall mean the five-member executive committee of the Board.

                  Section 1.20 "Exercise Notice" shall have the meaning set forth in Section 4.1(c).

                  Section 1.21 "Fair Market Value" shall mean, with respect to Company Stock on any day, the average of the last reported sales price for such Company Stock for 60 consecutive calendar days before such date, and, with respect to OP Units on any day, the average of the last reported sales price for Company Common Stock for 60 consecutive calendar days before such date. In the event the "Fair Market Value" for such Company Stock or OP Units cannot be determined as aforesaid, the "Fair Market Value" for such Company Stock or OP Units, as applicable, shall be determined by the Independent Directors of the Company as they, in good faith, consider appropriate. Such determination may be challenged in good faith by the Investor, and any dispute shall be resolved at the Company's cost, by an investment banking firm of recognized national standing selected by the Company and acceptable to Investor and shall be made in good faith and be conclusive absent manifest error.

                  Section 1.22 "15% IRR Amount" shall mean, on any day, an aggregate dollar amount that allows Buyer to realize a 15% internal rate of return on the Aggregate Purchase Price paid by Buyer as of such date, on a compounded, annualized basis (inclusive of all cash dividends paid to Buyer with respect to the Purchased Shares (not including any special fees, expenses or other consideration payable to Investor, but not to all other stockholders of the Company)).

                  Section 1.23 "Final Threshold Date" shall mean the first date on which the sum of (A) the remaining Investment of Investor (and any transferee or assignee of Investor or any group of transferees or assignees) on such date and (B) the remaining Commitment to Invest of Investor (or any transferee or assignee of Investor or group of transferees or assignees) on such date, is less than $10,000,000.00.


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                  Section 1.24 "Fully Diluted" shall mean, with respect to the
Company Stock, the total number of outstanding shares of Company Stock (for such purposes, treating as outstanding Company Stock all options or warrants to purchase and securities convertible into (or exchangeable or redeemable for) Company Stock, including, without limitation, OP Units), outstanding as of the relevant measurement date, assuming exercise, conversion, exchange or redemption of such other securities.

                  Section 1.25 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

                  Section 1.26 "Group" shall mean a "group" as such term is used in Section 13(d)(3) of the 1934 Act.

                  Section 1.27 "Independent Directors" shall have the meaning set forth in Section 2.1(d).

                  Section 1.28 "Initial Investor Nominees" shall have the meaning set forth in Section 2.1(a).

                  Section 1.29 "Investment" shall mean, for any person and on any date, the sum of (i) product of (A) the number of shares of Company Stock held by such person and (B) the Fair Market Value of the Company Stock on such date and (ii) the product of (A) the number of OP Units held by such person and
(B) the Fair Market Value of the OP Units on such date.

                  Section 1.30 "Investor" shall mean Buyer, and shall also include any Affiliate of LFREI, a majority or more of the voting power and economic interests of which is Beneficially Owned by LFREI, or, for purposes only of the provisions of the Registration Rights Agreement, any bona fide financial institution to which any Investor has transferred (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of any Investor and which has agreed to be bound by this Agreement.

                  Section 1.31 "Investor Nominees" shall have the meaning set forth in Section 2.1(a).

                  Section 1.32 "Key Committees" shall have the meaning set forth in Section 2.2(a).

                  Section 1.33 "1933 Act" shall mean the Securities Act of 1933, as amended.

                  Section 1.34 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  Section 1.35 "Offer Period" shall have the meaning set forth in Section 3.3(a).

                  Section 1.36 "Offer Price" shall have the meaning set forth in
Section 3.3.



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                  Section 1.37 "Offer to Purchase" shall have the meaning set forth in Section 3.3.

                  Section 1.38 "Participation Notice" shall have the meaning set forth in Section 4.1(c).

                  Section 1.39 "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

                  Section 1.40 "Preliminary Threshold Date" shall mean the first date on which the sum of (A) the remaining Investment of Investor (and any transferee or assignee of Investor or any group of transferees or assignees) on such date and (B) the remaining Commitment to Invest of Investor (or any transferee or assignee of Investor or group of transferees or assignees) on such date, is less than $50,000,000.00.

                  Section 1.41 "Purchase Date" shall have the meaning set forth in Section 3.3(a).

                  Section 1.42 "Purchased Shares" shall have the meaning set forth in the Stock Purchase Agreement.

                  Section 1.43 "Registrable Securities" shall have the meaning set forth in the Registration Rights Agreement.

                  Section 1.44 "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the date hereof, by and between the Company and Buyer.

                  Section 1.45 "Securities Filings" shall have the meaning set forth in Section 3.1(a)(iii).

                  Section 1.46 "Stockholder Approval" shall have the meaning set forth in the Stock Purchase Agreement.

                  Section 1.47 "Stockholder Approval Date" shall mean the date on which a duly called and held meeting of shareholders of the Company is held at which meeting (i) a quorum is present and (ii) Stockholder Approval is obtained.

                  Section 1.48 "Stock Purchase Agreement" shall have the meaning set forth in the second paragraph hereof.

                  Section 1.49 "Supermajority Board Approval" shall have the meaning set forth in Section 3.2.

                  Section 1.50 "Second Threshold Date" shall mean the first date on which the sum of (A) the remaining Investment of Investor (and any transferee or assignee of Investor or any group


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of transferees or assignees) on such date and (B) the remaining Commitment to
Invest of Investor (or any transferee or assignee of Investor or group of transferees or assignees) on such date, is less than $25,000,000.00.

                  Section 1.51 "Total Enterprise Value" shall have the meaning given to it in the Stock Purchase Agreement.

                  Section 1.52 "Transfer Agent" shall have the meaning set forth in Section 3.3(c).


                                    ARTICLE 2

                               BOARD OF DIRECTORS

                  Section 2.1  Members of the Board

                  (a) From and after the Stockholder Approval Date, if any, and until the Preliminary Threshold Date, the Company and Investor shall take all actions necessary to cause the Board to be structured to consist of no less than nine members, of which three members will be designees of Investor (the "Investor Nominees"), two of which shall be chosen at the sole discretion of Investor (the "Initial Investor Nominees") and one of which shall be subject to the reasonable approval of the Company, and the Company and Investor will take all actions necessary to cause such nominees to become members of the Board as soon as practicable after the Stockholder Approval Date. If necessary to effectuate the placement of the Investor Nominees on the Board, the Company shall solicit the resignations of the appropriate number of Directors to the extent necessary to permit the Investor Nominees to serve. The Initial Investor Nominees are expected to be Art Solomon and Murry Gunty; provided, that Investor may at any time appoint any other person, subject to the provisions of Section 2.1(d) of this Agreement, as an Initial Investor Nominee without the consent of the Company. At any time before the Preliminary Threshold Date, if the total size of the Board is increased, the number of Investor Nominees shall also be increased such that at least one-third of the members of the Board shall be Investor Nominees.

                  (b) From and after the Preliminary Threshold Date and until the Second Threshold Date, the Company and Investor shall take all actions necessary to cause the Board to be structured to consist of no less than nine members, of which at least two members will be Investor Nominees, and the Company and Investor will take all actions necessary to cause such nominees to become, or continue to be, members of the Board as soon as practicable after the Preliminary Threshold Date. At any time before the Second Threshold Date, if the total size of the Board is increased, the number of Investor Nominees shall also be increased such that at least two-ninths of the members of the Board shall be Investor Nominees.

                  (c) From and after the Second Threshold Date and until the Final Threshold Date, the Company and Investor shall take all actions necessary to cause the Board to be structured


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         to consist of no less than nine members, of which at least one member will be an Investor Nominee, and the Company and Investor will take all actions necessary to cause such nominee(s) to become, or continue to be, member(s) of the Board as soon as practicable after the Second Threshold Date. At any time before the Final Threshold Date, if the total size of the Board is increased, the number of Investor Nominees shall also be increased such that at least one-ninth of the members of the Board shall be Investor Nominees.

                  (d) Investor will not name any person as an Investor Nominee if (i) such person is not reasonably experienced in business, financial or real estate matters, (ii) such person has been convicted of, or has pled nolo contendere to, a felony, (iii) the election of such person would violate any law, or (iv) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the 1934 Act has occurred with respect to such person. Investor shall use its reasonable efforts to afford the independent directors of the Company (the "Independent Directors") a reasonable opportunity to meet any individual that Investor is considering naming as an Investor Nominee.

                  (e) The Company will support the nomination of and the election of each Investor Nominee to the Board, and the Company will exercise all authority under applicable law to cause each Investor Nominee to be elected to the Board. Without limiting the generality of the foregoing, with respect to each meeting of shareholders of the Company at which Directors are to be elected, the Company shall use its reasonable efforts to solicit from the shareholders of the Company eligible to vote in the election of Directors proxies in favor of each Investor Nominee.

                  Section 2.2  Committee Representation; Subsidiary Boards

                  (a) The Company shall amend its by-laws to (i) establish the Executive Committee, which shall be delegated the authority to the maximum extent permitted by law to approve any matter permissible under law for authorization by an executive committee, and (ii) provide that each of the Executive Committee, the compensation committee, the audit committee, any special committee(s) of the Board, and any other committees which shall be charged with exercising substantial authority on behalf of the Board (other than any committee charged with the approval of the transactions contemplated by the Stock Purchase Agreement or this Agreement, or any committee charged with evaluating any Competing Transaction) (the foregoing, the "Key Committees") shall
         (A) until the Preliminary Threshold Date, be comprised of members, at least one-third of whom are Investor Nominees, (B) until the Second Threshold Date, be comprised of members, at least two-ninths of whom are Investor Nominees, and (C) until the Final Threshold Date, be comprised of members, at least one-ninth of whom are Investor Nominees.

                  Notwithstanding the foregoing, if none of the Directors who are Investor Nominees would be considered "independent" of the Company, "disinterested," "non-employee directors" and "outside directors" (i) for purposes of any applicable rule of the New York Stock Exchange or any other securities exchange or other self-regulating organization (such


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         as the National Association of Securities Dealers) requiring that members of the audit committee of the Board be independent of the Company, (ii) for purposes of any law or regulation that requires, in order to obtain or maintain favorable tax, securities, corporate law or other material legal benefits with respect to any plan or arrangement for employee compensation or benefits, that the members of the committee of the Board charged with responsibility for such plan or arrangement be "independent" of the Company, "disinterested," "non-employee directors" or "outside directors," or (iii) for purposes of any special committee formed in connection with any transaction or potential transaction involving the Company and any of Investor, its Affiliates or any Group of which Investor is a member or such other transaction or potential transaction which would involve an actual or potential conflict of interest on the part of the Directors who are Investor Nominees, then a Director who is an Investor Nominee shall not be required to be appointed to any such committee; provided, however, that the committees of the Board shall be organized such that, to the extent practicable, the only items to be considered by a Key Committee on which no Director who is an Investor Nominee may serve will be those items which prevent the Director who is an Investor Nominee from serving on such Key Committee. Any members of any Key Committee who are Investor Nominees shall, in the event of any vacancy in such membership, be replaced by a Director who is an Investor Nominee elected by a majority of the Directors who are Investor Nominees.

                  (b) Until the Final Threshold Date, at least one Director who is an Investor Nominee shall serve as a member of the board of directors or comparable governing body of each Subsidiary of the Company, if any, that is a corporation or other person with a board of directors or board of trustees.

                  Section 2.3 Vacancies. In the event that any Investor Nominee shall cease to serve as a Director for any reason other than the fact that Investor no longer has a right to nominate a Director, the vacancy resulting thereby shall be filled by an Investor Nominee designated by Investor; provided, however, that any Investor Nominee so designated shall satisfy the qualification requirements set forth in Section 2.1(b).


                                    ARTICLE 3

                         COVENANTS; TRANSFER PROVISIONS

                  Section 3.1  Operating Statements; Public Company Status

                  (a) From and after the date of this Agreement until the Final Threshold Date, if any, the Company will:

                           (i) deliver to Investor, as soon as practicable after
                  the end of each month or other reporting period, any operating and financial statements and management reports (x) of the Company, and (y) of each Subsidiary of the Company not


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                  consolidated with the Company, which are regularly provided to the senior management of the Company, each as, at and for the end of such month or other reporting period, and such other statements or reports as are reasonably requested by Investor, all in such form as are prepared by the Company for internal use by management (including, as applicable, by e-mail);

                           (ii) deliver to Investor copies of all other
                  information distributed by the Company to the Board, any other equity investor in the Company or any of the Company's partners in joint ventures;

                           (iii) deliver to Investor, as promptly as practicable
                  following filing, a copy of each report, schedule or other document filed by the Company pursuant to the requirements of any federal or state securities laws (collectively, the "Securities Filings"); and

                           (iv) continue to comply in all material respects with
                  the reporting requirements of Section 13 or 15(d) of the 1934 Act.

                  (b) Until the Final Threshold Date, the Company and Investor will afford one another a reasonable opportunity to review any Securities Filing, any other filing with a Government Authority and any press release or similar public announcement which refers to, describes or mentions such other party or any Affiliate of such other party prior to the time that such filing is filed with or sent to the applicable Government Authority or such announcement is disseminated.

                  Section 3.2 Conduct of Actions. From and after the Stockholder Approval Date until the Approval Rights Termination Date, if any, notwithstanding the fact that a vote of the Board or the Executive Committee may not be required under applicable law, the Company shall not, and shall not permit any of its Subsidiaries without the affirmative vote of over sixty-seven percent (67%) of all of the Directors ("Supermajority Board Approval") to:

                  (a) acquire, whether by merger, consolidation, purchase of stock or assets or other business combination, (i) in a single transaction or group of related transactions, any business or assets having an aggregate purchase price in excess of twenty-five percent (25%) of Total Enterprise Value as measured at the beginning of the fiscal year in which such acquisition is consummated, or (ii) during any one fiscal year, businesses or assets having an aggregate purchase price in excess of fifty percent (50%) of Total Enterprise Value as measured at the beginning of such fiscal year;

                  (b) sell or dispose of any assets, whether by merger, consolidation, sale of stock or assets or other business combination, during any one fiscal year, having an aggregate value in excess of twenty-five percent (25%) of Total Enterprise Value as measured at the beginning of such fiscal year;



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                  (c) directly or indirectly, create, incur, issue, assume,
         guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to, any indebtedness if, after giving pro forma effect to such indebtedness, the Company's ratio of
         (i) total indebtedness to (ii) Total Enterprise Value, expressed as a percentage, would be greater than 65%;

                  (d) make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates;

                  (e) issue Company Stock or options, rights or warrants or other commitments to purchase or securities convertible into (or exchangeable or redeemable for) shares of Company Stock, including, without limitation, OP Units (such options, rights, warrants, other commitments or securities, "Company Stock Equivalents"); provided, however, that Supermajority Board Approval shall not be required for any issuance of Company Stock or Company Stock Equivalents as long as the sum of (i) all shares of Company Stock issued by the Company during the applicable fiscal year and (ii) shares of Company Stock into which Company Stock Equivalents issued by the Company and each of its Subsidiaries during the applicable fiscal year are convertible, does not exceed fifty percent (50%) of all shares of Company Stock outstanding, on a Fully Diluted basis, on the first day of such fiscal year; provided, further, that in connection with any issuance by the Company of Company Stock or issuance by the Company or any of its Subsidiaries of any Company Stock Equivalents, Investor shall be entitled, to the extent so provided in Section 4.1 of this Agreement, to a participation right on the terms set forth in Section 4.1 of this Agreement. Notwithstanding the first sentence of this Section 3.2(e),
         (i) Company Stock issued to the Company or a wholly owned Subsidiary thereof and (ii) Company Stock and Company Stock Equivalents issued to directors or employees of the Company or a Subsidiary of the Company in connection with any employee benefit plan approved by the shareholders of the Company, shall not be subject to Supermajority Board Approval;

                  (f) change or amend any provision of the Company Charter or the by-laws of the Company in a manner that would be materially adverse to Investor;

                  (g) pursuant to or within the meaning of any bankruptcy law:
         (i) commence a voluntary case, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a custodian of it or for all or substantially all of its property, (iv) make a general assignment for the benefit of its creditors;

                  (h) in the case of the Company, (1) terminate its eligibility for treatment as a real estate investment trust, as defined in the Code, or (2) take any action or fail to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of such eligibility, unless in the case of a failure to take action, such action is


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         initiated within thirty days and such action is completed within the period required under the Code in order to maintain such eligibility;
         or

                  (i) subject to the right of the Company to terminate the Stock Purchase Agreement pursuant to Section 9.1(b)(iii) thereof, allow the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than Buyer, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
         Act), directly or indirectly, of stock having more than 15% of the voting power of the Company.

                  Section 3.3 Offer to Purchase. At any time prior to December 31, 2003 (after completion of the purchase of all of the Purchased Shares pursuant to the Stock Purchase Agreement), the Company may make an irrevocable offer to purchase (the "Offer to Purchase") to all holders of shares of Company Common Stock that are Registrable Securities (such shares, "Eligible Securities") all (and not less than all) outstanding shares of Eligible Securities at a per share offer price (the "Offer Price") in cash equal to (i) the greater of (A) $19.00 MULTIPLIED BY the number of outstanding shares of Purchased Shares on such date LESS the aggregate amount of cash dividends paid (not including any special fees, expenses or other consideration payable to Investor, but not to all other stockholders of the Company) on the Purchased Shares between the date of the Initial Closing and such date and (B) the 15% IRR Amount on such date, DIVIDED BY (ii) the number of outstanding shares of Purchased Shares on such date. In making an Offer to Purchase, the Company shall follow the procedures set forth below:

                  (a) The Offer to Purchase shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase all shares of Eligible Securities tendered in response to the Offer to Purchase. Payment for any Eligible Securities so purchased shall be made in the same manner as dividends are paid.

                  (b) If the Purchase Date is on or after the date on which dividends are declared (the "Declaration Date"), any accrued or unpaid dividends shall be paid to the person in whose name the applicable Eligible Security is registered at the close of business on the Declaration Date, and no additional dividends shall be payable to holders of Eligible Securities pursuant to the Offer to Purchase.

                  (c) Upon the commencement of an Offer to Purchase, the Company, within five days of such commencement, shall send, by first class mail, a notice to the transfer agent for Company Common Stock (the "Transfer Agent") and each holder of Eligible Securities. The notice shall contain all instructions and material necessary to enable such holders to tender Eligible Securities pursuant to the Offer to Purchase. The Offer to Purchase shall be made to all holders of Eligible Securities. The notice, which shall govern the terms of the Offer to Purchase, shall state:



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                           (i) that the Offer to Purchase is being made pursuant
                  to Section 3.3 hereof and the length of time the Offer to Purchase shall remain open;

                           (ii)     the Offer Price and the Purchase Date;

                           (iii) that any Eligible Securities not tendered shall
                  remain outstanding;

                           (iv) that, unless the Company fails to make the
                  applicable payment, any Eligible Securities tendered will cease to be outstanding;

                           (v) that holders of Eligible Securities electing to
                  have any shares purchased shall be required to surrender such shares, with a validly executed certificate of transfer, or transfer by book-entry transfer, to the Company or the Transfer Agent at the address specified in the notice at least three days before the Purchase Date; and

                           (vi) that holders of Eligible Securities shall be
                  entitled to withdraw their election if the Company or the Transfer Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares the holder delivered for purchase and a statement that such holder is withdrawing his election to have such shares purchased.

                  For the avoidance of doubt, neither Investor nor any of its assignees are required to accept an Offer to Purchase. The provisions governing an Offer to Purchase are set forth in this Agreement for the purpose of clarifying the terms of the Contingent Value Right Agreement.

                  Section 3.4 Amendment of Documents. The Company shall take all actions necessary to amend the Company Charter and the Company's by-laws in order to give effect to Article 2 and Section 3.2 of this Agreement. Such amendments to the Company Charter and the Company's by-laws shall be in form and substance reasonably satisfactory to Buyer and otherwise consistent with the terms of this Agreement.

                  Section 3.5 Voting. On any matter that requires a vote of the stockholders of the Company under the Company's Charter or by-laws or under any applicable law, Buyer shall vote any Company Common Stock acquired by it pursuant to Section 4.1(b) hereof pro rata based on the votes of the other stockholders of the Company.

                  Section 3.6 Mergers. For a period of five years following the date of the Initial Closing, Buyer shall not take any action to cause the Company to consolidate or merge with or into another person if, pursuant to the terms of such consolidation or merger, the stockholders of the Company (other than Buyer) shall receive consideration in a form, or in an amount, different from Buyer. In addition, if on any date Buyer shall, in one or a series of related transactions, transfer a number of shares of Company Common Stock greater than 50% of the aggregate number of shares of Company Common Stock outstanding on such date to a person (other than an Affiliate of Buyer) and such person's Affiliates, such person shall be subject to the limitations set forth in this Section 3.6 as if such person were a party to this Agreement.


                                    ARTICLE 4

                              PARTICIPATION RIGHTS

                  Section 4.1 (a) Right to Participate. From and after the date hereof until the Preliminary Threshold Date, if any, Investor shall be entitled to a participation right to purchase or subscribe for up to that number of additional shares of capital stock (including as "capital stock" for purposes of this Section, any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of any character that is convertible into or exchangeable or redeemable for shares of capital stock of the Company or any of its Subsidiaries, including, without limitation, OP Units (and all references in this Section to capital stock shall, as appropriate, be deemed to be references to any such securities), and also including additional shares of capital stock to be issued pursuant to the conversion, exchange or redemption of any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of any character that is convertible into or exchangeable or redeemable for shares of capital stock, including, without limitation, OP Units, as if the price at which such additional shares of capital stock is issued pursuant to any such conversion, exchange or redemption were the market price on the date of such issuance) to be issued or sold by the Company which represents the same proportion of the total number of shares of capital stock to be issued or sold by the Company (including the shares of capital stock to be issued to Investor upon exercise of its participation rights hereunder; it being understood and agreed that the Company will accordingly be required to either increase the number of shares of capital stock to be issued or sold so that Investor may purchase additional shares to maintain its proportionate interest, or to reduce the number of shares of capital stock to be issued or sold to Persons other than Investor) as is represented by the number of shares of Company Stock and OP Units owned by Investor prior to such sale or issuance (and including for this purpose any shares of Company Common Stock to be acquired pursuant to the Stock Purchase Agreement, but not yet issued) relative to the number of shares of Company Stock and OP Units outstanding prior to such sale or issuance (and including for this purpose any shares of Company Common Stock to be acquired pursuant to the Stock Purchase Agreement, but not yet issued); provided, however, that the provisions of this Section shall not apply to the issuance or sale by the Company of any of its capital stock issued to the Company or any of its Subsidiaries or pursuant to options, rights or warrants or other commitments or securities in effect or outstanding on the date of the Stock Purchase Agreement (including, without limitation, any options issued or to be issued pursuant to the Employment Agreements).

                  (b) Issuance of OP Units. Upon exercise of its participation rights under this Section 4.1 by Buyer in connection with the issuance by the Company of OP Units, Buyer shall have the right to purchase, and, upon such exercise, the Company will be required to issue to Buyer, the number of shares of Company Common Stock equal to the number of OP Units Buyer is entitled to purchase under Section 4.1(a) hereof. Such shares of Company Common Stock shall be issued by the Company in lieu of such number of OP Units Buyer would otherwise be entitled to purchase under Section 4.1(a) hereof.

                  (c) Notice. In the event the Company proposes to issue or sell any shares of capital stock in a transaction giving rise to the participation rights provided for in this Section, the Company shall send a written notice (the "Participation Notice") to Investor setting forth the number of shares of such capital stock of the Company that the Company proposes to sell or issue, the price (before any commission or discount) at which such shares are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Participation Notice is given, the method of determining such price and an estimate thereof), and all other relevant information as to such proposed transaction as may be necessary for Investor to determine whether or not to exercise the rights granted in this Section. At any time within 20 days after its receipt of the Participation Notice, Investor may exercise its participation rights to purchase or subscribe for shares of such shares of capital stock, as provided for in this Section, by so informing the Company in writing (an "Exercise Notice"). Each Exercise Notice shall state the percentage of the proposed sale or issuance that the Investor elects to purchase. Each Exercise Notice shall be irrevocable, subject to the conditions to the closing of the transaction giving rise to the participation right provided for in this Section.

                  (d) Abandonment of Sale or Issuance. The Company shall have the right, in its sole discretion, at all times prior to consummation of any proposed sale or issuance giving rise to the participation right granted by this Section, to abandon, rescind, annul, withdraw or otherwise terminate such sale or issuance, whereupon all participation rights in respect of such proposed sale or issuance pursuant to this Section shall become null and void, and the Company shall have no liability or obligation to Investor or any Affiliate thereof who has acquired shares of Company Stock pursuant to the Stock Purchase Agreement or from Investor with respect thereto by virtue of such abandonment, rescission, annulment, withdrawal or termination.

                  (e) Terms of Sale. The purchase or subscription by Investor or an Affiliate thereof, as the case may be, pursuant to this Section shall be on the same price and other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers or subscribers of the additional shares of capital stock of the Company whose purchases or subscriptions give rise to the participation rights (except that the price to Investor to make such purchase or subscription shall be net of an amount equal to fifty percent (50%) of any underwriting, placement agent or similar fee associated with such purchase or subscription paid or to be paid in connection with such purchase or subscription), which price and other terms and conditions shall be substantially as stated in the relevant Participation Notice (which standard shall be satisfied if the price, in the case of a negotiated transaction, is not greater than 110% of the estimated price set forth in the relevant Participation Notice or, in the case of an underwritten or privately placed offering, is not greater than the greater of (i) 110% of the estimated price set forth in the relevant Participation Notice, and (ii) the most recent closing price on or prior to the date of the pricing of the offering); provided, however, that in the event the purchases or subscriptions giving rise to the participation rights are effected by an offering of securities registered under the 1933 Act and in which offering it is not legally permissible for the securities to be purchased by Investor to be included, such securities to be purchased by Investor will be purchased in a concurrent private placement.

                  (f) Timing of Sale. If, with respect to any Participation Notice, Investor fails to deliver an Exercise Notice within the requisite time period, the Company shall have 120 days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell not more than 110% of the number of shares of capital stock of the Company described in the Participation Notice (plus, in the event such shares are to be sold in an underwritten public offering, an additional number of shares of capital stock of the Company, not in excess of 15% of 110% of the number of shares of capital stock of the Company described in the Participation Notice, in respect of any underwriters overallotment option) and not less than 90% of the number of shares of capital stock of the Company described in the Participation Notice at a price of not less than 90% of the estimated price set forth in the Participation Notice. If, at the end of 120 days following the expiration of the time in which the Exercise Notice is required to be delivered, the Company has not completed the sale or issuance of capital stock of the Company in accordance with the terms described in the Participation Notice (or at a price which is at least 90% of the estimated price set forth in the Participation Notice), or in the event of any contemplated sale or issuance within such 120-day period but outside such price parameters, the Company shall again be obligated to comply with the provisions of this Section with respect to, and provide the opportunity to participate in, any proposed sale or issuance of shares of capital stock of the Company; provided, however, that notwithstanding the foregoing, if the price at which such capital stock is to be sold in an underwritten offering (or a privately placed offering in which the price is not less than 97% of the most recent closing price at the time of the pricing of the offering) is not at least 90% of the estimated price set forth in the Participation Notice, the Company may inform Investor of such fact and Investor shall be entitled to elect, by written notice delivered within five Business Days following such notice from the Company, to participate in such offering in accordance with the provisions of this Section.


                                    ARTICLE 5

                                  MISCELLANEOUS

                  Section 5.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

                  Section 5.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

                  Section 5.3 Entire Agreement. This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

                  Section 5.4 Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid as set forth in the Stock Purchase Agreement. Without limiting the foregoing, the Company shall pay all costs and expenses incurred in connection with the solicitation of votes of shareholders of the Company to approve the transactions contemplated by the Stock Purchase Agreement.

                  Section 5.5 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

                           FAC Realty Trust, Inc.
                           11000 Regency Parkway, 3rd fl.
                           East Tower
                           Cary, NC 27511
                           Attention:  C. Cammack Morton
                           Telecopy:   (919) 462-8799

         with a copy to:

                           Alston & Bird LLP
                           310 UCS Plaza
                           3605 Glenwood Ave.
                           P.O. Drawer 31107
                           Raleigh, North Carolina  27622-1107
                           Attention:       Brad S. Markoff, Esq.
                           Telecopy:        (919) 881-3175

or at such other address and to the attention of such other person as the Company may designate by written notice to Investor. Notices to Buyer or Investor shall be addressed to:

                           Lazard Freres Real Estate Investors, LLC
                           30 Rockefeller Plaza, 63rd Floor
                           New York, NY  10020
                           Attention:  Murry Gunty
                           Telecopy:   (212) 632-6060

         with a copy to:

                           Latham & Watkins
                           885 Third Ave, Suite 10000
                           New York, NY  10022
                           Attention:  R. Ronald Hopkinson, Esq.
                           Telecopy:   (212) 751-4864

                  Section 5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither party shall be permitted to assign any of its rights hereunder to any third party without the prior written consent of the other party, except that any Investor may, without such consent, assign its rights hereunder, in whole or in part, to the same extent as Buyer is permitted to assign its rights under the Stock Purchase Agreement, provided that such person agrees to be bound by this Agreement.

                  Section 5.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

                  Section 5.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

                  Section 5.9  Interpretation; Absence of Presumption

                  (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this

         Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

                  (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  Section 5.10 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                  Section 5.11 Further Assurances. The Company and Investor agree that, from time to time, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.

                  Section 5.12 Specific Performance. The Company and Investor each acknowledge that, in view of the uniqueness of arrangements contemplated by this Agreement, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                  Section 5.13 Investor Breach. In the event Investor shall have breached (i) its obligation to effect a purchase of Company Common Stock pursuant to the Stock Purchase Agreement which breach is neither cured nor desisted from within 30 days of receipt of written notice of such breach, or
(ii) any of its obligations under this Agreement which breach is neither cured nor desisted from within 30 days of receipt of written notice of such breach and which would reasonably be expected to materially adversely affect the Company, the Company shall no longer be required to perform any of its obligations hereunder.

                  Section 5.14 Confidentiality. Buyer and Investor agree that all information provided to any of them or any of their representatives pursuant to this Agreement shall be kept confidential, and such parties shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of such parties who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; provided, however, the foregoing obligation of such parties shall not (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by such parties or by persons to whom such parties have made such information available, (ii) is or becomes available to such parties on a non-confidential basis from a third party that is not, to such parties' knowledge, bound by any other confidentiality agreement with the Company, or (b) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

                  Section 5.15 Public Releases and Announcements. The Company agrees that until a Termination Event, it shall endeavor to provide to Investor advance copies of, or, in the case of oral announcements, advance notice of, any public release or announcement concerning the Company to be issued, released or made by the Company or any of its Affiliates, in each case, if possible, at least one Business Day prior to such release or announcement.

                  Section 5.16 Termination. In the event the Stockholder Approval Date does not occur prior to August 31, 1998, this Agreement shall terminate.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                PROMETHEUS SOUTHEAST RETAIL LLC

                                By: LF Strategic Realty Investor II, L.P.,
                                    its sole member


                                By: Lazard Freres Real Estate Investors, LLC,
                                    its general partner


                                         By: ________________________
                                             Name: ___________________________
                                             Title: __________________________


                                FAC REALTY TRUST, INC.


                                By: ________________________
                                    Name: C. Cammack Morton
                                    Title: Chief Executive Officer